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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 17, 1997 in post-effective amendment No. 2 to the Registration Statement (Form SB-2) and the related Prospectus of Notify Technology Corporation for the registration of 1,600,000 redeemable Class A warrants, and the 1,600,000 shares of Common Stock underlying the Class A warrants.

                                          /s/ Ernst & Young LLP

San Jose, California
June 29, 1998